                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MANUGISTICS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             [MANUGISTICS(R) LOGO]

                            MANUGISTICS GROUP, INC.
                           2115 EAST JEFFERSON STREET
                           ROCKVILLE, MARYLAND 20852

                                                                    July 3, 1997

Dear Shareholders:

     It is my pleasure to invite you to the 1997 Annual Meeting of Shareholders of Manugistics Group, Inc. to be held on Friday, July 25, 1997 at 9:00 a.m., Eastern Daylight Time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland.

     Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

     I hope that you will attend the Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.

                                          Very truly yours,

                                          /s/ WILLIAM M. GIBSON
                                          WILLIAM M. GIBSON
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer

                             [MANUGISTICS(R) LOGO]
                            MANUGISTICS GROUP, INC.
                           2115 EAST JEFFERSON STREET
                           ROCKVILLE, MARYLAND 20852
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             FRIDAY, JULY 25, 1997
                         ------------------------------

To our Shareholders:

     The Annual Meeting of Shareholders (the "Meeting") of Manugistics Group, Inc. (the "Company") will be held on Friday, July 25, 1997 at 9:00 a.m. E.D.T. at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland for the following purposes:

     1. To elect two Class II Directors, each for a term of three years and until their respective successors have been elected and qualified;

     2. To consider and vote upon a proposal to amend the Manugistics Group, Inc. Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 30,000,000 shares to 100,000,000 shares;

     3. To consider and vote upon a proposal to amend the Employee Stock Option Plan to increase the number of shares of Common Stock authorized to be issued thereunder by 1,000,000 shares;

     4. To consider and vote upon a proposal to amend the 1994 Outside Directors Non-Qualified Stock Option Plan to increase the number of shares of Common Stock authorized to be issued thereunder by 80,000 shares; and

     5. To transact such other business as may properly come before the Meeting.

     Shareholders of record at 5:00 p.m. E.D.T. on May 26, 1997 are entitled to receive notice of and to vote at the Meeting.

     You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                           By Order of the Board of Directors

                                           /s/ HELEN A. NASTASIA
                                           HELEN A. NASTASIA
                                           General Counsel and Secretary

Rockville, Maryland
July 3, 1997

                            MANUGISTICS GROUP, INC.
                           2115 EAST JEFFERSON STREET
                           ROCKVILLE, MARYLAND 20852

                         ------------------------------

                                PROXY STATEMENT

     This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors of Manugistics Group, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders scheduled to be held on Friday, July 25, 1997, at 9:00 a.m. E.D.T., at the Bethesda Marriott, 5151 Pooks Hill Rd., Bethesda, Maryland, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about July 7, 1997, to all holders of record of the Company's Common Stock (the "Common Stock") as of 5:00 p.m. E.D.T. on May 26, 1997. A copy of the Company's 1997 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended February 28, 1997, accompanies this Proxy Statement.

     At the Meeting, shareholders will elect two Class II directors, each to serve for a term of three years. Shareholders will also act upon proposals to amend the Manugistics Group, Inc. Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock available to be issued and to amend two of the Company's existing stock option plans.

     Except as otherwise indicated, all information in this Proxy Statement gives effect to the stock dividend of one share of Common Stock for each share held, paid on June 11, 1997 to shareholders of record on May 23, 1997.

                       VOTING SECURITIES AND RECORD DATE

     The Board of Directors has fixed 5:00 p.m. E.D.T. on May 26, 1997 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 10,919,005 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. Shares of Common Stock issued in payment of the stock dividend on June 11, 1997 are not eligible to be cast at the meeting. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Eligible shareholders of record may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

     The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting and casting a ballot.

     The proxy holders, William M. Gibson and Peter Q. Repetti, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by shareholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK.

     The cost of soliciting proxies will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The By-Laws of the Company (the "By-Laws") provide that the Company's business shall be managed by a Board of Directors of not less than five and not more than nine directors, with the number of directors to be fixed by the Board of Directors from time to time. The Board of Directors has fixed the number of directors which shall constitute the entire Board of Directors at seven.

     The By-Laws also provide that the Company's Board of Directors is divided into three classes: Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified. There are presently three directors in Class I, two directors in Class II and two directors in Class III.

     The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three year term. The term of the two Class II directors, Joseph H. Jacovini and Thomas
A. Skelton will expire at the Meeting. The other five directors will remain in office for the remainder of their terms, as indicated below.

     Director candidates are nominated by the Board of Directors. Shareholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth in the By-Laws.

     At the Meeting, two Class II directors are to be elected. Both of the director nominees are presently directors of the Company. Each nominee has consented to being named as a nominee for director of the Company and has agreed to serve if elected. The directors will be elected to serve for three year terms and until their successors have been elected and have qualified. In the event that any nominee should become unavailable or unable to serve as a director, the persons named as proxies on the Proxy Card will vote for the person(s) the Board of Directors recommends.

     Set forth below is certain information regarding each nominee for Class II director and each Class I and Class III director, each of whose term of office will continue after the Meeting.

NOMINEES FOR CLASS II DIRECTORS

     JOSEPH H. JACOVINI, 56, has served as a director of the Company since 1986. He is a partner in Dilworth, Paxson, Kalish & Kauffman, LLP based in Philadelphia, Pennsylvania, where he has practiced law since 1965. He has served as Co-Chairman of that firm since 1995 and as Chairman of that firm's Corporate Department since 1993. Mr. Jacovini has been a Trustee of Drexel University since 1990. He also served as a member of the Board of the Philadelphia Regional Port Authority from 1992 to early 1995 and as its Chairman, as well as Vice Chairman of the Ports of Philadelphia and Camden, Inc., during 1994-95.

     THOMAS A. SKELTON, 49, has served as a director of the Company since April 1992. Mr. Skelton served as President of Knowledge Systems Corporation from April 1996 to April 1997. From January 1995 to March 1996, he was the Division President of Global Software, Inc. in Raleigh, North Carolina. From 1983 to 1994, Mr. Skelton worked in various management capacities with Manugistics, Inc., the principal operating subsidiary of the Company. In May 1983, he joined STSC, Inc. (now Manugistics, Inc.) as Vice President of Sales; he became Senior Vice President in 1986, Executive Vice President in March 1991 and Chief Operating Officer in March 1992.

     The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Meeting is required to elect each of the Class II Directors nominated above.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

INCUMBENT CLASS I DIRECTORS -- TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 1999

     JACK A. ARNOW, 69, has served as a director of the Company since 1986. Mr. Arnow is an independent investor.

     LYNN C. FRITZ, 55, has served as a director of the Company since January 1995. Since 1965, Mr. Fritz has been Chairman and Chief Executive Officer of Fritz Companies, Inc., a publicly-held company that specializes in freight forwarding and customhouse brokerage on a global basis.

     J. MICHAEL CLINE, 37, was elected to serve as a director of the Company in July 1996. Since 1989, Mr. Cline has been a managing member of General Atlantic Partners, LLC ("GAP LLC") (or its predecessor in interest), a private investment firm with a primary focus on software and related information technologies. Mr. Cline was nominated as a director to the Company's Board of Directors pursuant to the request of GAP LLC, which acquired an 8.8% ownership interest in the Company in 1996. Prior to 1989, Mr. Cline was an associate with McKinsey & Company, Inc., a global strategic consulting firm. Mr. Cline serves on a number of boards including Scopus Technology, Inc., a company that specializes in client server customer service management systems; FICS, the leading company in electronic banking, electronic services delivery and reporting systems; SQRIBE Technologies Corp., a company that focuses on reporting tools; and Richter Systems International Inc., a company that engages in the retail systems business.

INCUMBENT CLASS III DIRECTORS -- TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN
1998

     WILLIAM M. GIBSON, 52, has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its formation in 1986. From 1983 until 1986, when it was purchased by the Company, Mr. Gibson served as President, Chief Executive Officer and Chairman of the Board of Directors of STSC, Inc. (now Manugistics, Inc., the principal operating subsidiary of the Company). He joined STSC, Inc. as Executive Vice President and Chief Operating Officer in 1982.

     WILLIAM G. NELSON, 63, has served as a director of the Company since 1986. Since September 1996, Mr. Nelson has served as the President, Chief Executive Officer and Chairman of the Board of Directors of Geac Computer Corporation, Limited. He also serves as a director to HRP Inc. and Project Software & Development, Inc. From December 1991 to December 1994, Mr. Nelson was President and Chief Executive Officer of Pilot Software, Inc. From April 1990 to December 1991, Mr. Nelson served in several executive capacities at OnLine Software International, Inc., including President, Chief Operating Officer and Chief Executive Officer.

COMPENSATION OF DIRECTORS

     To date, the Company, with the exception of a one-time stock grant in 1991, has not paid fees or other compensation to directors for serving on the Board of Directors or committees of the Board. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. The 1994 Outside Directors Non-Qualified Stock Option Plan provides for the granting of options to purchase 10,000 shares of Common Stock to each outside, i.e., non-employee, director on an annual basis based on their length of service for that fiscal year. In the fiscal year ended February 28, 1997 ("fiscal year 1997"), options to purchase shares under this plan were granted to Messrs. Arnow, Cline, Fritz, Jacovini, Nelson, and Skelton.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors held seven meetings, including four regularly scheduled meetings and three additional meeting during fiscal year 1997. The Board of Directors has established standing Audit and Compensation committees, each of which is composed of non-employee members of the Board of Directors. The membership of each of these standing committees is determined from time to time by the Board. The

Board of Directors has not established a nominating committee; the entire Board of Directors votes on nominations of directors for the Company.

     THE AUDIT COMMITTEE, which presently consists of Lynn C. Fritz, Joseph H. Jacovini and J. Michael Cline, held four meetings during fiscal year 1997. The committee selects, subject to approval of the Board of Directors, a firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed. In addition, the committee reviews and approves the scope and cost of all services (including nonaudit services) provided by the firm selected to conduct the audit. The committee also monitors the effectiveness of the audit effort and the Company's financial reporting, and reviews the Company's financial and operating controls.

     THE COMPENSATION COMMITTEE, which presently consists of Jack A. Arnow, William G. Nelson and Thomas A. Skelton, held two meetings during fiscal year 1997. The committee is responsible for the approval and administration of the compensation program for William M. Gibson, the Company's President, Chief Executive Officer and Chairman of the Board of Directors. The committee is also responsible for the grant of options to the Company's employees under the Company's various stock option plans and administers the plans.

                   OWNERSHIP OF MANUGISTICS GROUP, INC. STOCK

     The following table sets forth certain information, as of May 31, 1997, with respect to the beneficial ownership of shares of Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table appearing below under "Executive Compensation"; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock which they respectively own beneficially.

     The address of each person who is an officer or director of the Company is 2115 East Jefferson Street, Rockville, MD 20852.

                        NAME AND ADDRESS OF                        NUMBER OF SHARES      PERCENT
                         BENEFICIAL OWNER                        BENEFICIALLY OWNED(1)   OF CLASS
                      ----------------------                     ---------------------   --------
    William M. Gibson(2).......................................        5,794,530           26.5
    Kenneth S. Thompson(3).....................................          681,846            3.1
    Joseph E. Broderick(4).....................................           60,300           *
    Keith J. Enstice(5)........................................          151,162           *
    Mary Lou Fox(6)............................................          187,900           *
    Peter Q. Repetti (7).......................................           27,356           *
    Jack A. Arnow(8)...........................................          112,000           *
    J. Michael Cline(9)........................................           10,000           *
    Lynn C. Fritz (10).........................................           25,000           *
    Joseph H. Jacovini(11).....................................           62,000           *
    William G. Nelson(12)......................................          266,000            1.2
    Thomas A. Skelton(13)......................................          681,826            3.1
    General Atlantic Partners, LLC(14).........................        1,838,000            8.4
    Directors and executive officers as a group (12 persons)...        8,059,920           36.9%

------------------------------
*Less than 1% of the outstanding Common Stock.

 (1) Beneficial ownership is based on 21,855,010 outstanding shares of Common Stock as of May 31, 1997. Under applicable rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be the beneficial owner of shares of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock which he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.

 (2) Includes 6,130 shares issuable upon exercise of options, 581,000 shares of Common Stock held by his wife and 200,000 shares held in a non-profit corporation, with respect to which Mr. Gibson shares voting and dispositive control.

 (3) Includes 18,780 shares issuable upon exercise of options. Excludes 6,408 shares of Common Stock held by Mr. Thompson's wife of which he disclaims beneficial ownership.

 (4) Includes 41,254 shares issuable upon exercise of options.

 (5) All shares issuable upon exercise of options.

 (6) Includes 153,900 shares issuable upon exercise of options.

 (7) Includes 23,100 shares issuable upon exercise of options.

 (8) Includes 44,000 shares issuable upon exercise of options.

 (9) All shares issuable upon exercise of options. Excludes shares beneficially owned by General Atlantic Partners, LLC, of which Mr. Cline is a managing member.

(10) All shares issuable upon exercise of options.

(11) Includes 4,000 shares held by his wife and 38,000 shares of Common Stock held of record by Prudential Bank & Trust Co. in a retirement savings plan for Mr. Jacovini. Excludes 20,000 shares issuable upon exercise of options beneficially owned by Dilworth, Paxson, Kalish & Kauffman, LLP of which Mr. Jacovini is Co-Chairman and a partner, as to which shares Mr. Jacovini has disclaimed any beneficial interest; subsequent to May 31, 1997, Mr. Jacovini acquired beneficial ownership of 12,664 of such shares.

(12) Includes 68,000 shares issuable upon exercise of options.

(13) Includes 26,000 shares issuable upon exercise of options, 27,288 shares held by his wife and 17,244 shares held by his wife for his children.

(14) The address of General Atlantic Partners, LLC ("GAP LLC") is 3 Pickwick Plaza, Greenwich, CT 06830. Share amounts include 1,583,314 shares of Common Stock held by General Atlantic Partners 26, L.P., of which GAP LLC is the general partner and 254,686 shares of Common Stock held by GAP Coinvestment Partners, L.P. ("GAPCO"). The managing members of GAP LLC are the general partners of GAPCO. J. Michael Cline disclaims beneficial ownership of all such shares of common stock except to the extent of his pecuniary interest therein.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth summary information regarding compensation paid by the Company for services during fiscal years 1997, 1996 and 1995 to the Company's Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer whose individual total salary and bonus on an annual basis exceeded $100,000 for fiscal year 1997 (the "Named Executives").

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                         ANNUAL          ------------
                                                      COMPENSATION        SECURITIES
                                                  --------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION(1)
------------------------------------------ ----   ---------   --------   ------------   ---------------
William M. Gibson                          1997   $ 290,000   $260,000       23,316         $ 2,327
President, Chief Executive                 1996     275,000     46,500           -0-          2,248
Officer and Chairman of                    1995     262,000     21,000           -0-          2,230
the Board of Directors
Kenneth S. Thompson                        1997     175,000    175,000       12,718           2,378
Executive Vice President,                  1996     150,000     40,000      100,000           2,250
Supply Chain Products                      1995     137,000     42,775       18,000           2,281
Division
Joseph E. Broderick(2)                     1997     170,000    170,000           -0-         54,610(3)
Executive Vice President,                  1996      28,987         -0-     241,200           3,011(3)
Client Sales and Services Division         1995          --         --           --              --
Mary Lou Fox                               1997     140,000    140,000       10,598           2,343
Senior Vice President,                     1996     125,000     40,000       60,000           2,240
Consumer Products Marketing Division       1995     109,333     42,250       18,000           1,976
and Professional Services Division
Keith J. Enstice                           1997     150,000    150,000       11,022           2,535
Senior Vice President,                     1996     130,000     42,000       40,000           2,290
Field Operations Division,                 1995     120,000     29,000       18,000           2,264
Americas

------------------------------

(1) The amount shown constitutes the Company's contributions to the respective accounts of the named individuals under the Company's 1991 Amended and Restated 401(k) Retirement Savings Plan.

(2) Mr. Broderick became an officer of the Company on December 29, 1995.

(3) These amounts constitute housing and relocation expenses paid by the Company in the amount of $3,011 and $53,107 in fiscal years 1996 and 1997, respectively, and a $1,503 contribution by the Company to Mr. Broderick's 401(k) account for fiscal year 1997.

STOCK OPTIONS

     The following table sets forth certain information concerning the grant of options to the Chief Executive Officer and other Named Executives in fiscal year 1997. The Company has not granted any stock appreciation rights ("SARs").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED ANNUAL
                             NUMBER OF       PERCENT OF                                      RATES OF STOCK PRICE
                             SECURITIES     TOTAL OPTIONS                                  APPRECIATION FOR OPTION
                             UNDERLYING      GRANTED TO       EXERCISE OR                            TERM
                              OPTIONS       EMPLOYEES IN         BASE        EXPIRATION    ------------------------
           NAME              GRANTED(#)      FISCAL YEAR      PRICE($/SH)       DATE           5%           10%
--------------------------   ----------    ---------------    -----------    ----------    ----------    ----------
William M. Gibson.........     23,316(1)        1.87%           $ 8.010        05/17/06     $ 117,446     $ 297,631
Kenneth S. Thompson.......     12,718(1)        1.02%             7.282        05/17/06        58,240       147,590
Joseph E. Broderick.......        -0-              --               -0-              --           -0-           -0-
Mary Lou Fox..............     10,598(1)         .85%             7.282        05/17/06        48,531       122,988
Keith J. Enstice..........     11,022(1)         .89%             7.282        05/17/06        50,473       127,909

------------------------------
(1) Each of the indicated options was granted pursuant to the Company's Executive Incentive Stock Option Plan on May 17, 1996 and vests at a rate of 25% per annum. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant. Under the terms of this plan, the option price of any option granted to an individual who possesses more than 10% of the total combined voting power of all classes of Common Stock of the Corporation must be at least 110% of the fair market value of the Common Stock on the date of grant, thus Mr. Gibson's option price is $8.010 while the option price is $7.282 for the other Named Executives.

     The following table summarizes the value realized upon exercise of outstanding stock options and the value of the outstanding options held by the Chief Executive Officer and the other Named Executives.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND
                         FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                              VALUE             YEAR-END(#)              FISCAL YEAR-END($)(2)
                           SHARES ACQUIRED   REALIZED   ---------------------------   ---------------------------
NAME                       ON EXERCISE(#)     ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------- ---------------   --------   -----------   -------------   -----------   -------------
William M. Gibson.........           0       $      0          300         23,316     $     4,069    $   199,425
Kenneth S. Thompson.......           0              0       11,100        121,718         140,794      1,314,101
Joseph E. Broderick.......           0              0       60,300        180,900         681,750      2,045,250
Mary Lou Fox..............      16,000        257,483      155,000         79,598       2,348,054        859,425
Keith J. Enstice..........       6,000         68,912      143,906         60,022       2,181,574        645,860

------------------------------
(1) Computed by multiplying the number of shares of Common Stock acquired upon exercise of options by the difference between (i) the per share fair market value of the Common Stock on the date of exercise and (ii) the exercise price per share.

(2) Computed by multiplying the number of options by the difference between (i) the per share market value of the Common Stock on February 28, 1997 and (ii) the exercise price per share.

     The information set forth in the following Report and Performance Graph shall not be deemed incorporated by reference into anything incorporating by reference this Proxy Statement or future filings generally into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is directly responsible for the approval and administration of the compensation program for William M. Gibson, the Company's Chief Executive Officer, President and Chairman of the Board of Directors. The Compensation Committee is also responsible for the grant of options to the Company's employees under the Company's various stock option plans and administers the plans. In fiscal year 1997, the Compensation Committee consisted of three outside directors of the Company, Jack
A. Arnow, William G. Nelson and Thomas A. Skelton.

     Mr. Gibson is responsible for the approval and administration of compensation programs for the other executive officers of the Company, including those named in the Summary Compensation Table, subject to review and approval by the Compensation Committee and the Board of Directors.

Objectives and Policies

     The objectives of the Company's executive compensation program, as respectively implemented by the Compensation Committee and by Mr. Gibson, are to:

     - Attract and retain highly qualified executives to lead and manage the Company by providing competitive total compensation packages;

     - Reward executives based on the business performance of the Company;

     - Provide executives with incentives designed to maximize the long-term performance of the Company; and

     - Assure that objectives for corporate and individual performance are established and measured.

     For fiscal year 1997, the components of the Company's executive compensation program included annual base salary and short-term incentive bonus plans. In fiscal year 1997, stock options to purchase shares of the Company's Common Stock were awarded as a long-term incentive to executive officers of the Company as follows: William M. Gibson, 23,316 shares; Kenneth S. Thompson, 12,718 shares; Mary Lou Fox, 10,598 shares; and Keith J. Enstice, 11,022 shares.

Base Salaries

     Base salaries for executive officers (including the Chief Executive Officer) are determined by evaluating the responsibilities associated with their respective positions and the experience of the officers and by reference to salaries paid in the competitive marketplace to executive officers with comparable ability and experience following review of compensation information available in certain widely-known surveys and databases, including the internationally recognized Information Technology Association of America Compensation Survey. Individual salary increases, which are reviewed annually, are based on the Company's financial performance in the prior fiscal year and the attainment of individual objectives during the prior fiscal year. In the case of operating executive officers, other factors considered include the financial results of the officer's business unit as well as non-financial performance measures, such as improvements in productivity, development and introduction of new products, improvement of product quality, relationships with customers and leadership and management development.

     Base salaries are set by Mr. Gibson for the other executive officers. No specific weight of relative importance is assigned to the various factors and compensation information considered. Accordingly, the Company's executive compensation policies and practices may be deemed informal and subjective, although they are based on such factors and detailed investigation.

Short-Term Incentive Plans

     During fiscal year 1997, the Company maintained a short-term incentive plan for executive officers, the Executive Annual Incentive Plan (the "Executive Plan"). This plan provides for the award of cash bonuses to participants based on fiscal year 1997 performance.

     The Executive Plan is intended to (i) recognize the contribution of members of management toward attainment of the Company's objectives by granting awards based on the contribution of individual employees in meeting the objectives of the individual's specific business unit; (ii) give additional incentive to executives covered by the Executive Plan to increase the profitability of the Company; and (iii) assist in attracting and retaining highly talented executives. Under the Executive Plan, executives may receive awards based on individual performance or on the total Company performance to be determined in accordance with the terms of the Executive Plan. Discretionary awards may also be made under the Executive Plan by the President of the Company in amounts not greater than ten percent (10%) of the base salary of the participant. Responsibility for the administration of the Executive Plan resides with the President of the Company and is subject to the review and approval of the Compensation Committee and the Board of Directors.

     The Compensation Committee decided to award the executive officers, other than the CEO, bonuses in an amount equal to their base salaries based on their contributions to the achievement of certain Company earnings objectives specified under the Executive Plan.

Long-Term Incentive Plans

     The Company historically has provided long-term incentive compensation to attract, motivate and retain executive officers through grants of stock options under the Company's Executive Incentive Stock Option Plan. The Compensation Committee believes that this form of compensation closely aligns the interests of executive officers with those of the Company's shareholders and provides a major incentive in building shareholder value. The Compensation Committee designates the employees who shall be granted options and the amount and terms of the options granted. The number of stock options granted to each individual is based on his or her salary range, position, level of responsibility, and performance during the relevant fiscal year. All grants are made with an exercise price not less than the fair market value of the Common Stock on the date of grant.

Chief Executive Officer's Compensation and Corporate Performance for Fiscal Year 1997

     In determining the base salary for fiscal year 1997 of Mr. Gibson, the Company's Chief Executive Officer, President and Chairman of the Board of Directors, the Compensation Committee considered the overall performance of the Company, Mr. Gibson's individual performance, his salary level relative to salary ranges for comparable positions in other companies and his length of service to the Company. The Compensation Committee also considered the recommendation of Mr. Gibson as to his proposed compensation. The Compensation Committee's determination was not subject to precise criteria or formulas. Accordingly, the determination may be deemed informal and subjective although based on such detailed considerations.

     In determining Mr. Gibson's base salary for fiscal year 1997 the Compensation Committee noted that the Company's financial results for fiscal year 1996 were significantly stronger than those for the prior fiscal year. The Compensation Committee took particular note of Mr. Gibson's contributions in meeting those results. The Compensation Committee also noted that under Mr. Gibson's leadership, the Company has become and continues to be the leading provider of software and services for supply chain management.

     Based on the foregoing considerations, the Compensation Committee increased Mr. Gibson's annual base salary for fiscal year 1997 by approximately 5%, from $275,000 to $290,000. This increase was reviewed and unanimously ratified by the Board of Directors.

     Under the Executive Plan applicable in fiscal year 1997, the Compensation Committee awarded to Mr. Gibson an incentive cash bonus of $260,000 an amount equal to approximately 90% of his base salary for fiscal year 1997. The Compensation Committee based the award on Mr. Gibson's contributions to the achievement of specific Company earnings objectives targeted under the Executive Plan. This bonus was reviewed and unanimously ratified by the Board of Directors.

                             Compensation Committee

                                 Jack A. Arnow

                               William G. Nelson

                               Thomas A. Skelton

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to shareholders of the Common Stock with the cumulative total return of the Nasdaq Stock Market
(US) Index from the date of the Company's initial public offering (August 13, 1993) to fiscal year end (February 28, 1997). In addition, the graph also compares the Company's performance to that for Nasdaq Computer and Data Processing Stocks. The graph assumes that the value of the investment in the Common Stock and each index was $100 on August 13, 1993 and that all dividends were reinvested. The Company has not paid any cash dividends on its Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.

                                                           NASDAQ Stock       NASDAQ Computer
        Measurement Period                                  Market (US           and Data
      (Fiscal Year Covered)             MANUGISTICS         Companies)       Processing Stocks
8/13/93                                     100.0               100.0               100.0
2/28/94                                     143.9               110.6               113.4
2/28/95                                     103.7               112.2               136.4
2/29/96                                     146.3               156.3               207.4
2/28/97                                     307.3               186.4               244.1

AGREEMENTS WITH EMPLOYEES

     All employees of the Company and its subsidiaries, including executive officers, are required to sign a Conditions of Employment Agreement upon joining the Company and its subsidiaries. This agreement restricts the ability of the employee to compete with the Company and its subsidiaries during his or her employment with the Company and for a period of one (1) year thereafter, and contains certain confidentiality and invention assignment provisions.

CERTAIN BUSINESS RELATIONSHIPS

     Joseph H. Jacovini, a director of the Company, is a partner with Dilworth, Paxson, Kalish & Kauffman, LLP, counsel to the Company, which firm rendered legal services to the Company in fiscal year 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Reporting Persons are required to furnish the Company with copies of all forms that they file under Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, with respect to fiscal year 1997, all Reporting Persons complied with all applicable filing requirements under Section 16(a).

                   PROPOSAL 2 -- APPROVAL OF INCREASE IN THE
                       AUTHORIZED SHARES OF COMMON STOCK

     On May 8, 1997, the Company's Board of Directors adopted and recommended that the stockholders of the Company approve an amendment to Article Four of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 30,000,000 shares to 100,000,000 shares. The proposed amendment would replace Article Four in its entirety as follows:

     FOURTH. The total number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Four Million Six Hundred Twenty Thousand Two Hundred Fifty Three (104,620,253) shares, consisting of: (i) Four Million Six Hundred Twenty Thousand Two Hundred Fifty-Three (4,620,253) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") and (ii) One Hundred Million (100,000,000) shares of Common Stock, par value $.002 per share (the "Common Stock").

     The Company is currently authorized to issue 30,000,000 shares of Common Stock. As of May 26, 1997, the record date for the Annual Meeting, 21,838,010 shares of Common Stock were issued and outstanding (a total of 10,919,005 shares being issued on June 11, 1997 in payment of the one-for-one stock dividend), and approximately 7,720,000 shares of Common Stock were (or will be) reserved for issuance upon exercise of outstanding stock options and for options that may be granted in the future under the Company's various stock option plans (assuming the approval by shareholders of the respective amendments to the Employee Stock Option Plan and the 1994 Outside Directors Non-Qualified Stock Option Plan described in this Proxy Statement), and the Company's Employee Stock Purchase Plan.

     The Board of Directors of the Company believes that it is advisable to have available authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by Nasdaq rules), for any proper corporate purpose including, among other things, future acquisitions, stock dividends, stock splits, convertible debt financing and equity financings. Holders of Common Stock do not have preemptive rights with respect to the future issuance of any shares of Common Stock.

     The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock, other than for possible issuance in the future in connection with the Company's stock option plans and Employee Stock Purchase Plan. The additional authorized shares of Common Stock will allow the Company to maintain the flexibility to issue shares of Common Stock in the future without the potential expense or delay incident to obtaining the approval of the Company's shareholders by means of a special meeting of shareholders at such time.

     Issuing additional shares of Common Stock may have the effect of diluting the stock ownership of persons seeking to obtain control of the Company and, accordingly, of making a change in control of the Company more difficult or less likely. The proposed amendment to the Company's Amended and Restated Certificate of Incorporation is not being recommended in response to any specific effort, of which the Company is aware, to obtain control of the Company.

     If the proposed amendment to the Company's Amended and Restated Certificate of Incorporation is approved, a Certificate of Amendment will be filed with the Secretary of State of Delaware as promptly as practicable thereafter. The amendment would be effective upon the date of filing.

     The affirmative vote of a majority of the outstanding shares of Common Stock present, or represented and entitled to vote at the Meeting is required to approve the amendment to the Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                   PROPOSAL 3 -- APPROVAL OF AMENDMENT TO THE
                           EMPLOYEE STOCK OPTION PLAN

     In June 1997, the Board of Directors adopted proposals to amend the Company's Employee Stock Option Plan (the "ESOP") by increasing the number of shares of Common Stock reserved for issuance under the ESOP by 1,000,000 subject to shareholder approval. The reason for the proposed increase in the number of shares of Common Stock reserved for issuance is to ensure that sufficient shares are available for issuance upon the exercise of stock option grants made under the ESOP which would support the Company's efforts to attract and retain highly qualified employees.

     The description that follows is an overview of the material provisions of the ESOP. The description, however, does not purport to be a complete description of all the provisions of the ESOP. Any shareholder who wants to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's executive offices in Rockville, Maryland.

DESCRIPTION OF THE ESOP AND OPTION TERMS

     PURPOSE. The purpose of the ESOP is to provide employees with the opportunity to own shares of the Company's stock and to provide incentive to employees to remain employed with the Company. The Board of Directors believes that the proposed amendment will help the Company attract and retain highly qualified employees.

     GENERAL; ELIGIBILITY. The ESOP provides for the granting of non-qualified stock options to all full-time employees (including officers whether or not they are directors) and consultants upon employment with the Company or its subsidiaries and to certain individuals who were previously employees of the Company. The purpose of the ESOP is to encourage stock ownership by employees of the Company and its subsidiaries so that such employees can acquire or increase their interest in the success of and be encouraged to remain in the employ of the Company or its subsidiaries. Currently, there are approximately 620 employees eligible to participate in the ESOP. The stock subject to options under the ESOP are shares of the authorized but unissued or reacquired Common Stock. As proposed to be amended, the aggregate number of shares which may be issued in the future under options shall not exceed 1,565,804 shares of Common Stock. A participant is not required to exercise any stock options which are granted to such participant pursuant to the ESOP.

     ADMINISTRATION. The ESOP is administered by the Compensation Committee of the Board of Directors, which Compensation Committee shall for purposes of administering the ESOP consist of not less than two members of the Board who are "disinterested persons" as defined in Rule 16(b)-3(c)(2)(i) of the Exchange Act. As of the date of this Proxy Statement, Jack A. Arnow, William G. Nelson and Thomas A. Skelton comprise the Compensation Committee. No person while a member of the Compensation Committee shall receive a discretionary grant or award under the ESOP or any other stock plan of the Company. The Compensation Committee shall automatically award employees a specific number of options on the date of employment depending upon their job title and upon attaining certain promotions. In addition, the Compensation Committee may select employees of the Company to whom discretionary grants of options are made, the times at which options are granted and the number of shares which may be purchased upon the exercise of options.

     TERMS AND CONDITIONS OF GRANT. Options granted under the ESOP will have an option price of not less than 100% of the fair market value of the Common Stock on the day of the grant. As long as the Common Stock is traded in the over-the-counter market, such fair market value shall be deemed to be the average of the high and low prices of the Common Stock in the over-the-counter market on the date previous to the date the option is granted, as reported by the National Association of Securities Dealers, Inc. All options granted under the ESOP shall vest and become exercisable in installments of twenty-five percent (25%) per year commencing twelve (12) months after the date of the grant of the option, so that the option will be fully exercisable four (4) years from the date of the grant. During the lifetime of the optionee the option shall be exercisable only by the optionee and shall not be assigned, pledged or otherwise disposed of by the optionee and no other person shall acquire any rights therein. Except as set forth below, options may be exercised by an optionee only during the period in which the optionee is employed by the Company or its subsidiaries, but in no event more than ten (10) years after the date of the grant. Options are exercisable by payment in full for the shares of Common Stock being purchased, such payment to be made in cash, by check, or at the discretion of the Compensation Committee, in Common Stock or other property held by the optionee.

     If the optionee dies while in the employ of the Company or a subsidiary, the option shall remain exercisable by the executors or administrators of the optionee's estate, or by any person who shall have acquired the option directly from the optionee by bequest or inheritance for a period of ninety (90) days from the date of death to the extent that the options were currently exercisable as of the date of death. Options are not transferable other than by will or the laws of descent and distribution. If the optionee becomes disabled while in the employ of the Company or a subsidiary, the option will remain exercisable by the optionee for a period of ninety (90) days from the date of the event that is the cause of the disability to the extent that the option was currently exercisable as of the date of disability, at which time the option will terminate. However, if the optionee returns to work within a one year period from the date of disability the option will be restored for all vesting purposes as if the disability had never occurred.

     RECAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. If the Company is the surviving company in a merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would be entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, provided that each optionee shall, in such event, if a period of twelve (12) months from the date of the granting of the option shall have expired, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his option in whole or in part without regard to the installment provisions of the ESOP. Notwithstanding the above provisions, an option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation under circumstances which are not deemed a modification of the option within the meaning of Section 424 of the Code.

     To the extent that such adjustments relate to the Common Stock, such adjustments shall be made by the Compensation Committee, whose determination shall be conclusive.

     RIGHTS AS A SHAREHOLDER. An optionee or a permitted transferee of an option shall have no rights as a shareholder with respect to any shares of Common Stock covered by the option until the date of the issuance of a stock certificate to the optionee for such shares following the exercise of such option.

     EFFECTIVE DATE AND TERM OF PLAN; SHAREHOLDER APPROVAL. The effective dates of the amendments to the ESOP are July 25, 1997, and its term is ten (10) years. However, no option granted after the effective date may be exercised unless the amendment of the ESOP is approved by the vote of a majority of the outstanding shares of the Common Stock present or represented and entitled to vote at the Meeting.

     MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the ESOP, the Compensation Committee may modify outstanding options granted under the ESOP, or accept the surrender of outstanding options (to the extent not theretofore exercised). The Compensation Committee shall not, however, modify any outstanding options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower price. Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the ESOP.

     CONFIDENTIALITY AGREEMENT. As a condition of the optionee's acceptance of the option, the Compensation Committee may provide that the optionee shall agree to be bound by a confidentiality agreement with the Company containing such terms as the Compensation Committee and Board of Directors shall deem advisable.

     GRANT OF OPTIONS. Options may be granted pursuant to the ESOP from time to time until such times as all shares of Common Stock available under the ESOP have been made subject to an option grant. If any outstanding option granted under the ESOP for any reason expires or is terminated, the shares of Common Stock allocable to the option may again be subject to an option under the ESOP.

     CONTINUED EMPLOYMENT. The grant of an option pursuant to the ESOP shall not be construed to imply or to constitute evidence of any agreement, expressed or implied, on the part of the Company or any subsidiary to continue to employ an employee, or to affect the right of the Company or any subsidiary to terminate the employment of any employee or to alter the responsibilities, duties or authority of any employee.

     TAX CONSEQUENCES. There are no tax consequences to the participant or the Company upon the grant of a nonqualified stock option pursuant to the ESOP. On exercising a nonqualified stock option, the optionee realizes ordinary income to the extent that the market value of the Common Stock exceeds the exercise price, and the Company may claim a tax deduction of like amount.

     AMENDMENTS. The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the ESOP or revise or amend the ESOP, except that, without approval of the shareholders, no such revision or amendment shall materially increase the number of shares of Common Stock which may be issued pursuant to the ESOP, materially increase the benefits accruing to participants under the ESOP, or otherwise materially modify the requirements for eligibility.

PLAN BENEFITS

     The table below shows the number of options granted under the ESOP during fiscal year 1997 to the group listed. Outside directors are not eligible to receive options under the ESOP. The number of options to be granted under the ESOP during fiscal year 1998 cannot be determined at this time because the number of options granted depends on the number of new employees that are hired and the number of employees that are promoted, neither of which can be determined at this time.

EMPLOYEE STOCK OPTION PLAN -- NUMBER OF OPTIONS GRANTED DURING FISCAL YEAR 1997

                                                                             OPTIONS
                                NAME AND POSITION                            GRANTED
        -----------------------------------------------------------------   ---------
        All executive officers as a group (6 persons)....................      30,000
        Non-executive officer employees as a group (approximately 494
          persons).......................................................   1,109,600

     As of May 31, 1997 the aggregate market value of Common Stock underlying the total number of options outstanding under the ESOP was approximately $103,978,298 and the aggregate market value of the Common Stock underlying the total number of options that remain to be issued under the ESOP was approximately $18,846,931 based on a price per share of the Common Stock of $33.31 as of such date. If the proposed amendment to the ESOP is approved by the shareholders, the aggregate market value of the Common Stock underlying the additional options that could be issued under the ESOP will be approximately $33,310,000 based on a price per share of the Common Stock of $33.31 as of May 31, 1997.

     The affirmative vote of a majority of the outstanding shares of the Common Stock present, or represented and entitled to vote at the Meeting is required to approve the amendment to the ESOP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE ESOP.

                   PROPOSAL 4 -- APPROVAL OF AMENDMENT TO THE
             1994 OUTSIDE DIRECTORS NON-QUALIFIED STOCK OPTION PLAN

     In June 1997, the Board of Directors adopted a proposal to amend the Company's 1994 Outside Directors Non-Qualified Stock Option Plan (the "DSOP") by increasing the number of shares of Common Stock reserved for issuance under the DSOP by 80,000 shares, subject to shareholder approval. The reason for the proposed increase in the number of shares of Common Stock reserved for issuance is to ensure that sufficient shares are available for issuance upon the exercise of stock option grants made under the DSOP which would support the Company's efforts to attract and retain highly qualified outside directors.

     The description that follows is an overview of the material provisions of the DSOP. The description, however, does not purport to be a complete description of all the provisions of the DSOP. Any shareholder who wants to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's executive offices in Rockville, Maryland.

     GENERAL. The purpose of the DSOP is to encourage stock ownership by outside directors of the Company, to provide an incentive for the outside directors to contribute to the growth and prosperity of the Company and to assist the Company in attracting and retaining outside directors through the grant of options to purchase shares of the Company's Common Stock.

     ADMINISTRATION. The DSOP is administered by the Stock Option Committee of the Board of Directors.

     ELIGIBILITY. All persons who are elected to the Board of Directors of the Company at an annual meeting of shareholders and who remain as directors at each annual meeting of shareholders thereafter by virtue of the continuation of such persons' terms as directors, other than directors who are also employees of the Company, are eligible to receive options under the DSOP.

     SHARES RESERVED FOR ISSUANCE. As proposed to be amended, the aggregate number of shares which may be issued in the future under options shall not exceed 147,500 shares of Common Stock.

     PRICE. The exercise price per share of the Common Stock subject to the option shall be the fair market value per share of the Common Stock on the date of the grant. As long as the Common Stock is being traded in the over-the-counter market, such fair market value shall be deemed to be the average of the high and low prices of the Common Stock in the over-the-counter market on the date previous to the date the option is granted, as reported by Nasdaq.

     VESTING SCHEDULE. Except as set forth below, one hundred percent (100%) of the options granted will vest and become exercisable one calendar year from the date of the grant. However, any director that ceases service on the Board for any reason prior to the one (1) year anniversary of the date of the grant will become vested on the date of termination in a percentage of the grant determined by the number of fiscal quarters that have ended since the date of grant. For each fiscal quarter ended prior to the date of termination, the director shall be vested in twenty-five percent (25%) of the options granted under the DSOP for that year. Any director elected or appointed to the Board of Directors at any time other than an annual meeting of shareholders shall receive a percentage of the amount of the annual grant based on the number of fiscal quarters ending after his or her appointment or election, until the next annual meeting of shareholders. Each fiscal quarter ending after the date of the appointment or election of a director until the next annual meeting of shareholders would entitle the director to twenty-five percent (25%) of the annual grant to each director for that year. The grant would become exercisable on the date of the one (1) year anniversary of the most recent annual grant to the Board of Directors. Options must be exercised within ten (10) years of the date of grant.

     TERMS AND CONDITIONS OF GRANT. Each eligible director shall automatically receive an option for 10,000 shares of Common Stock annually on the date of the annual meeting of shareholders for services to be performed during the following year.

     DEATH OF OPTIONEE AND TERMINATION OF OPTION. If a director's term ceases because of the death of the director, the director will be deemed to be vested on the date of death as to twenty-five percent (25%) of the options granted under the DSOP during that year for each fiscal quarter that has concluded since the date of the grant. Options vested on the date of death of a director will be deemed to be exercisable on the date of such vesting. The executor or administrator of the director's estate shall have the right to exercise all or any part of the options which were exercisable by the director on the date of death within ninety (90) days of the date of the death of the director. After this ninety (90) day period, the option will terminate.

     The options are not transferable except by laws of descent and distribution or by will following the death of a director.

     RECAPITALIZATION. If the number of outstanding shares of the Common Stock is changed by a stock dividend, stock split, combination, reclassification or similar change in the capital structure of the Company, the number of shares of the Common Stock subject to the plan, and the number of shares and the exercise price per share for each outstanding option, will be proportionately adjusted, subject to any required action by the Board of Directors or shareholders of the Company.

     In the event that the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or Common Stock of the Company by means of sale, merger, reorganization, liquidation or otherwise, the Board may, in its absolute discretion and notwithstanding anything contained in the DSOP to the contrary, make provision for or direct that the options granted under the DSOP shall become immediately exercisable with respect to the full number of shares subject to the option and shall terminate not later than the date of the sale, merger, reorganization or liquidation, as the case may be, or that the options granted under the DSOP have been converted and changed into options to purchase a comparable amount of securities of the entity with which the Company has entered into such agreement.

     RIGHTS AS A SHAREHOLDER. An option holder shall have no rights as a shareholder with respect to shares of Common Stock subject to an option until the date of the issuance of the Common Stock to the option holder.

     CONTINUATION AS A DIRECTOR. Neither the DSOP nor any option granted pursuant to such plan shall confer upon any director any right to continue as a director of the Company or limit in any respect the right of the Company or the shareholders to terminate his or her position as a director or to nominate or fail to reelect such person.

     EFFECTIVE DATE AND TERM OF PLAN; STOCKHOLDER APPROVAL. The effective date of the DSOP is July 25, 1997 and its term is ten (10) years.

     TAX CONSEQUENCES. There are no tax consequences to the participant or the Company upon the grant of a nonqualified stock option pursuant to the DSOP. Upon exercising a non-qualified stock option, the optionee realizes ordinary income to the extent that the market value of the Common Stock exceeds the exercise price on the date of exercise, and the Company may claim a tax deduction of like amount.

     AMENDMENTS. The Board of Directors of the Company may suspend or discontinue the DSOP or revise or amend the DSOP with respect to any shares at the time not subject to options, except that, without approval of the shareholders, no such revision or amendment shall materially increase the number of shares of Common Stock which may be issued pursuant to the DSOP, materially increase the benefits accruing to the participants under the DSOP, or otherwise materially modify the requirements for eligibility. No amendment, suspension or termination of the DSOP shall, without an option holder's consent, alter or impair any rights or obligations under any option already granted, and such option shall remain in full force and effect.

     The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Meeting is required to approve the amendment to the DSOP.

     THE BOARD OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE DSOP.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Deloitte & Touche LLP, independent accountants, as auditors of the Company to examine and report to shareholders on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending on February 28, 1998 ("fiscal year 1998"). Deloitte & Touche LLP currently serves as the Company's independent accountants, and has been the Company's independent accountants since the fiscal year ended February 28, 1997. Representatives of Deloitte & Touche LLP will be present at the Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions from shareholders.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals submitted for inclusion in the Proxy Statement for the 1998 Annual Meeting of Shareholders must be received by the Company at the Company's corporate headquarters address and must be submitted in accordance with Rule 14a-8 of the Exchange Act on or before March 4, 1998.

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other business which others will present for consideration at the Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting of Shareholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting the proxy holders will vote on such matters according to their discretion.

                                          By Order of the Board of Directors

                                          /s/ HELEN A. NASTASIA
                                          HELEN A. NASTASIA
                                          General Counsel and Secretary

     ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

PROXY

                           MANUGISTICS GROUP, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
      MANUGISTICS GROUP, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO
                           BE HELD ON JULY 25, 1997

        The undersigned, hereby revoking any contrary proxies previously given relating to these shares, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 3, 1997 in connection with the 1997 Annual Meeting of Shareholders of Manugistics Group, Inc. (the "Annual Meeting") to be held on Friday, July 25, 1997 at 9:00 A.M. E.D.T. at the Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland, and hereby appoints William M. Gibson and Peter Q. Repetti, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of the Common Stock of MANUGISTICS GROUP, INC. registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting, and at any adjournment(s) or postponement(s) thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them hereby is, instructed to vote or act as follows on the reverse side hereof on the proposals set forth in said Proxy Statement. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

CONTINUED AND TO BE COMPLETED, SIGNED AND DATED ON REVERSE SIDE

                                                                  -----------
                                                                  SEE REVERSE
                                                                     SIDE
                                                                  -----------

[X] Please mark votes as in this example

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the two (2) nominees for Class II Directors listed below and FOR Proposals 2, 3, and 4.

1. Election of Class II Directors

Nominees:  Joseph H. Jacovini
           and  Thomas A. Skelton

             FOR    WITHHOLD
             [ ]      [ ]

[ ] ____________________________________
    For nominee except as noted above

2. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 30,000,000 to 100,000,000.

             FOR    AGAINST   ABSTAIN
             [ ]      [ ]       [ ]

3. Approval of an amendment to the Employee Stock Option Plan to increase the number of shares of Common Stock authorized to be issued thereunder by 1,000,000.

             FOR    AGAINST   ABSTAIN
             [ ]      [ ]       [ ]

4. Approval of an amendment to the 1994 Outside Directors Non-Qualified Stock Option Plan to increase the number of shares of Common Stock authorized to be issued thereunder by 80,000.

             FOR    AGAINST   ABSTAIN
             [ ]      [ ]       [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:                                                     Date:
          ----------------------------------------------------      -----------


Signature:                                                     Date:
          ----------------------------------------------------      -----------